Exhibit 4.3

DESCRIPTION OF REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12

OF THE SECURITIES EXCHANGE ACT OF 1934

The following is a brief description of the securities of Fortress Credit Realty Income Trust (the “Company,” “we,” “us” or “our”) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This description of the terms of our common shares of beneficial interest, par value $0.01 per share (the “common shares”), does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of the Maryland Statutory Trust Act (the “MSTA”), and the full text of our Certificate of Trust, our Fifth Amended and Restated Declaration of Trust (the “Declaration of Trust”) and our Amended and Restated Bylaws (the “Bylaws”).

General

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including an unlimited number of common shares classified as Class B shares, an unlimited number of common shares classified as Class R shares, an unlimited number of common shares classified as Class J-1 shares, an unlimited number of common shares classified as Class J-2 shares, an unlimited number of common shares classified as Class J-3 shares, an unlimited number of common shares classified as Class J-4 shares, an unlimited number of common shares classified as Class J-5 shares, an unlimited number of common shares classified as Class S shares, an unlimited number of common shares classified as Class D shares, an unlimited number of common shares classified as Class I shares, and an unlimited number of common shares classified as Class E shares, and an unlimited number of preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”).

Common Shares

Subject to the restrictions on ownership and transfer of our shares of beneficial interest set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our continuous private offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that shareholders will not have an automatic option to purchase any new common shares that we issue.

Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of beneficial interest.

We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Asset Manager Solutions, Inc. acts as our registrar and as the transfer agent for our common shares.

Class B Shares

No upfront selling commission, dealer manager fees, or other similar placement fees (together, the “Upfront Sales Load”) or ongoing servicing fees are paid for sales of any Class B shares.

Class B shares are generally available for purchase in our private offering if (i) an investor would otherwise be eligible to purchase Class I shares and (ii) such investor, on its own, or together with any other commonly advised investors (as determined by FCR Advisors LLC (the “Adviser”) in its discretion), subscribed during the period from the commencement of our private offering until we accept subscriptions for up to $300 million in our private offering, which the Company reserves the right to increase at its discretion, in any combination of Class B shares, and has invested at least $100 million in shares (provided, however, that the Adviser may accept lesser amounts for Class B share eligibility in its discretion). We may also offer Class B shares to certain feeder vehicles primarily created to hold our Class B shares, which in turn offer interests in themselves to investors. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.

Class R Shares

Although no Upfront Sales Load will be paid to the Company or Independent Brokerage Solutions LLC (the “Dealer Manager”) with respect to Class R shares, if subscribers purchase Class R shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 3.50% of the transaction price for each Class R share.

We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class R shares equal to 0.85% per annum of the aggregate net asset value (“NAV”) of our outstanding Class R shares, including any Class R shares sold pursuant to our distribution reinvestment plan. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares should be so converted).

Class R shares are generally available for purchase in our private offering if (x) an investor would otherwise be eligible to purchase Class S shares and (y) such investor is investing through a brokerage or transaction based account at a participating broker-dealer that provides access to Class R shares.

No Upfront Sales Load is payable in respect of any Class R shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class R shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a shareholder’s Class R shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class J-1 Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class J-1 shares, if subscribers purchase Class J-1 shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 2.00% of the transaction price for each Class J-1 share.

We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class J-1 shares equal to 0.50% per annum of the aggregate NAV of our outstanding Class J-1 shares. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares should be so converted).

Class J-1 shares will only be available to clients of a certain participating broker-dealer who purchase our shares through this participating broker-dealer’s platform or account, as applicable. Class J-1 shares are generally available for purchase by clients of such participating broker-dealer that would otherwise be eligible to purchase Class B shares. However, minimum subscription sizes and other eligibility criteria for the Class J-1 shares will be set by such participating broker-dealer.

No Upfront Sales Load is payable in respect of any Class J-1 shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class J-1 shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a shareholder’s Class J-1 shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class J-2 Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class J-2 shares, if subscribers purchase Class J-2 shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 2.00% of the transaction price for each Class J-2 share.

We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class J-2 shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class J-2 shares. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares should be so converted).

Class J-2 shares will only be available to clients of a certain participating broker-dealer who purchase our shares through this participating broker-dealer’s platform or account, as applicable. Class J-2 shares are generally available for purchase by clients of such participating broker-dealer that would otherwise be eligible to purchase Class B shares. However, minimum subscription sizes and other eligibility criteria for the Class J-2 shares will be set by such participating broker-dealer.

No Upfront Sales Load is payable in respect of any Class J-2 shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class J-2 shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a shareholder’s Class J-2 shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class J-3 Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class J-3 shares, if subscribers purchase Class J-3 shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 2.00% of the transaction price for each Class J-3 share.

No ongoing servicing fees are paid for sales of any Class J-3 shares.

Class J-3 shares will only be available to clients of a certain participating broker-dealer who purchase our shares through this participating broker-dealer’s platform or account, as applicable. Class J-3 shares are generally available for purchase by clients of such participating broker-dealer that would otherwise be eligible to purchase Class B shares. However, minimum subscription sizes and other eligibility criteria for the Class J-3 shares will be set by such participating broker-dealer.

Class J-4 Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class J-4 shares, if subscribers purchase Class J-4 shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 2.00% of the transaction price for each Class J-4 share.

We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class J-4 shares equal to 0.50% per annum of the aggregate NAV of all our outstanding Class J-4 shares. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares shall be so converted).

Class J-4 shares will only be available to clients of a certain participating broker-dealer who purchase our shares through this participating broker-dealer’s platform or account, as applicable. Class J-4 shares are generally available for purchase by clients of such participating broker-dealer that would otherwise be eligible to purchase Class S shares or Class D shares. However, minimum subscription sizes and other eligibility criteria for the Class J-4 shares will be set by such participating broker-dealer.

No Upfront Sales Load is payable in respect of any Class J-4 shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class J-4 shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder’s Class J-4 shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class J-5 Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class J-5 shares, if subscribers purchase Class J-5 shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 2.00% of the transaction price for each Class J-5 share.

No ongoing servicing fees are paid for sales of any Class J-5 shares.

Class J-5 shares will only be available to clients of a certain participating broker-dealer who purchase our shares through this participating broker-dealer’s platform or account, as applicable. Class J-5 shares are generally available for purchase by clients of such participating broker-dealer that would otherwise be eligible to purchase Class I shares. However, minimum subscription sizes and other eligibility criteria for the Class J-5 shares will be set by such participating broker-dealer.

Class S Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class S shares, if subscribers purchase Class S shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 3.50% of the transaction price for each Class S share.

We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares should be so converted).

Class S shares are available for purchase in our private offering through brokerage and transaction-based accounts.

No Upfront Sales Load is payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class S shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a shareholder’s Class S shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class D Shares

Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class D shares, if subscribers purchase Class D shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 1.50% of the transaction price for each Class D share.

We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares shall be so converted).

Class D shares are generally available for purchase in our private offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (ii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through transaction/brokerage platforms at participating broker-dealers, (iv) through certain registered investment advisers, (v) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (vi) by other categories of investors that we name in an amendment or supplement to the Company’s private placement memorandum.

No Upfront Sales Load is payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class D shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder’s Class D shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class I Shares

No Upfront Sales Load or ongoing servicing fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in our private offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (ii) by endowments, foundations, pension funds and other institutional investors, (iii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (iv) through certain registered investment advisers, (v) by certain investors as determined by the Adviser and/or the Dealer Manager in their discretion, and (vi) by other categories of investors that we name in an amendment or supplement to the Company’s private placement memorandum. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.

Class E Shares

No Upfront Sales Load or ongoing servicing fees are paid for sales of any Class E shares.

The Class E shares are only offered to current employees, officers or directors of Fortress Investment Group LLC (“Fortress”) or its affiliates (including eligible family members). Under our Declaration of Trust, upon the termination of employment or service for any reason or no reason of any employee, officer or director of Fortress or its affiliates that holds or has an eligible family member that holds Class E shares, the Adviser may decide to convert any Class E shares held by such employee, officer, director or eligible family member into a number of common shares (including any fractional shares) of a different class determined by the board of trustees with an equivalent NAV as of the date of conversion of the Class E shares.

Other Terms of Common Shares

Each Class B share, Class R share, Class J-1 share, Class J-2 share, Class J-3 share, Class J-4 share, Class J-5 share, Class S share, Class D share and Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets (except for any such transaction taken in connection with an internal restructuring transaction).

Preferred Shares

Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares. Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued preferred shares into one or more classes or series of shares of beneficial interest.

If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees may issue any preferred shares at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

Under the MSTA and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chairman of the board of trustees. Special meetings of shareholders may be called by shareholders only for the purpose of removing one or more trustees for “cause” and filling any resulting vacancy, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.

The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless the board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.

Under our Declaration of Trust, subject to certain exceptions, shareholders generally are entitled to vote on (i) amendments to our Declaration of Trust on which shareholders are entitled to vote as provided in our Declaration of Trust, (ii) a merger, consolidation, conversion, or transfer or other disposition of all or substantially all of our assets on which shareholders are entitled to vote as provided in our Declaration of Trust (but excluding a Conversion Event, an internal restructuring transaction (including the conversion of us into another type of legal entity) or any transaction that could be taken by a Maryland corporation without approval of its shareholders pursuant to the Maryland General Corporation Law (the “MGCL”)), (iii) removal of a trustee for “cause” and the election of successor trustee to the extent provided in our Declaration of Trust; provided, that if the trustee so removed was designated by Fortress pursuant to the Declaration of Trust, then Fortress shall have the exclusive right to designate a successor trustee, (iv) in the event that there are no trustees, the election of trustees and (v) such other matters that our board of trustees have submitted to our shareholders for approval or ratification. Unless a different proportion is specified in the Certificate of Trust, our Declaration of Trust or our Bylaws, the affirmative vote of a plurality of the total votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting. Under our Declaration of Trust, amendments to our Declaration of Trust and mergers, consolidations, conversions, or transfers or other dispositions of all or substantially all of our assets, in each case to the extent shareholder approval is required, must be approved by shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, shareholders have the power, without the concurrence of the trustees, to remove a trustee from our board of trustees for “cause”, and then only by the affirmative vote of two-thirds of the votes entitled to be cast on such matter. “Cause” is defined in our Declaration of Trust as conviction of (or plea of guilty or no contest to) a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the trust through bad faith or active and deliberate dishonesty.

Under our Declaration of Trust, our board of trustees may determine, in its sole discretion and without any action by our shareholders, that we will (i) conduct a public offering as a non-listed real estate investment trust (“REIT”) subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as amended from time to time, or (ii) undertake a listing of any or all of the common shares on a securities exchange registered with the Securities and Exchange Commission under the Exchange Act. In connection with such determination and the conduct of such public offering or listing, as applicable, our board of trustees may cause us to (A) merge with or into or convert into another entity, (B) consolidate with one or more entities into a new entity, (C) transfer all or substantially all of our assets to another entity or (D) amend our Declaration of Trust and our Bylaws (in each case, a “Conversion Event”), in each case without any action by our shareholders.

In addition, under our Declaration of Trust, for so long as our management agreement (as the same may be amended or restated from time to time, the “Management Agreement”) with Adviser is in effect, a change of control of the Adviser (but excluding (A) any pledge, hypothecation, assignment or other transfer of any rights to receive fees or other payments under the Management Agreement to any person or (B) any direct or indirect change of control of Fortress) and amendments to certain sections of the Management Agreement will require the approval of the holders of a majority of the outstanding Class B shares, voting separately as a class.

Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder unless our board of trustees determines that such rights apply, with respect to all or any classes or series of shares of beneficial interests, to one or more transactions occurring after the date of the determination in connection with which shareholders would otherwise be entitled to exercise such rights.

Pursuant to our Declaration of Trust, shareholders may, upon reasonable notice and during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at the Adviser’s principal office.

Restrictions on Ownership and Transfer

Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless the board of trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares, 9.8% in value or number of shares, whichever is more restrictive, of any other class or series of our shares outstanding at the time of determination, or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of trustees.

Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, the board of trustees may require a ruling from the Internal Revenue Service (“IRS”), or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our board of trustees may grant limited exemptions to certain persons who directly or indirectly own our shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.

Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded up to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions with respect to the shares held in the trust, no rights to vote or other rights attributable to the shares held in the trust and have no claim, cause of action or other recourse against the purported transferor of such shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Unless otherwise directed by the board of trustees, as soon as reasonably practicable after receiving notice from us that shares have been transferred to the trust (and no later than 20 days after receiving notice in the case of shares that are listed or admitted to trading on any national securities exchange), the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the trust and (ii) the proceeds received by the trustee (net of any expenses of the trustee and trust) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sales proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries, less the costs and expenses of the trustee and the trust. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of our outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year and also within three business days, after a request from the Company, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares which he or she beneficially owns and (if requested by the Company) constructively owns and a description of the manner in which the shares are held; provided that a shareholder that holds shares as nominee for another person, which other person is required to include in gross income the distributions received on such shares (an “Actual Owner”), shall give us written notice stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the shareholder is the nominee. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom a shareholder transfers any of his, her or its shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Number of Trustees; Vacancies on the Board of Trustees; Removal of Trustees

Our Declaration of Trust provides that the number of our trustees may be increased or decreased only by our board of trustees pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws are amended, the number of trustees may not be fewer than three nor more than fifteen. For so long as Fortress or its affiliate acts as investment advisor or manager to us, Fortress has the right to designate a number of trustees for election to our board of trustees, which number will initially be two; provided that if the number of trustees constituting our board of trustees is increased or decreased, the number of Fortress Designees will be increased or decreased proportionately (but in no event will the number of Fortress Designees (i) equal or exceed 50% of the total size of our board of trustees or (ii) be less than one).

Any vacancy on the board of trustees (other than vacancies resulting from shareholder removal of a trustee for “cause” or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death, adjudication of legal incompetence or until the election and qualification of his or her successor. Any vacancy in an independent trustee position may be filled only by a vote of a majority of the remaining independent trustees. Vacancies resulting from shareholder removal of a trustee may be filled only by the shareholders. Notwithstanding the foregoing, if the trustee so removed was designated by Fortress pursuant to the Declaration of Trust, then Fortress shall have the exclusive right to designate a successor trustee for election to the board of trustees.

Any trustee may resign at any time and may be removed for cause by the shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be vote on the matter. “Cause” is defined in our Declaration of Trust as conviction (or plea of guilty or no contest to) of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Advance Notice of Trustee Nominations and New Business

We are not required to hold an annual meeting of shareholders. However, if a special meeting is held, our Bylaws provide that with respect to a special meeting of shareholders, nominations of individuals for election to our board of trustees at a special meeting may be made only (i) by or at the direction of our board of trustees, (ii) by a shareholder that has requested that a special meeting be called for the purpose of removing one or more trustees for “cause” and filling any resulting vacancy on the board of trustees, or (iii) provided that the meeting has been called for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the notice provisions of the Bylaws.

Corporate Opportunities Waiver

The Adviser, each of its affiliates and each of our trustees and officers are permitted to own, hold and dispose of our shares of beneficial interest and may exercise all rights of a shareholder to the same extent and in the same manner as if they were not the Adviser, an affiliate of the Adviser or one of our trustees or officers, and may, in their personal capacity or in the capacity of trustee, officer, director, equityholder, partner, member, advisor or employee of any other entity or otherwise, have business interests and engage in business activities similar to, competitive with (or complimentary to) or in addition to ours. Under our Declaration of Trust, none of the Adviser, any of its affiliates or any of our trustees or officers have an obligation to present any business opportunity to us, and we renounce any interest or expectancy in such opportunity. The Adviser, each of its affiliates and each of our trustees and officers may have a direct or indirect interest in: (i) any entity who may be engaged to render advice or services to us, (ii) any entity in which we have invested or may invest, (iii) any entity from which we have purchased or may purchase securities or other property and (iv) any entity to which we have sold or may sell securities or other property. The Adviser, each of its affiliates and each of our trustees and officers may receive compensation from any other person or entity as well as compensation from us.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if such state court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any Internal Corporate Claim, as such term is defined in the MGCL; (ii) any derivative action or proceeding brought on our behalf, other than actions arising under United States federal securities laws; (iii) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of ours to us or to our shareholders; (iv) any action asserting a claim against us or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or our Declaration of Trust or Bylaws; or (v) any other action asserting a claim against us or any of our trustees or officers or other agents that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

Amendment to Our Declaration of Trust and Bylaws

Except as provided by our Certificate of Trust, our Declaration of Trust or the terms of any classes or series of shares of beneficial interest in the Company and as provided below, our Declaration of Trust may be amended by the board of trustees, without any action by our shareholders. Amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (i) our Declaration of Trust as expressly not requiring any action or approval by our shareholders or (ii) Section 2-605 of the MGCL (both of which shall not require approval of any shareholder), must be approved by the board of trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter. In addition, any (i) amendment to our Declaration of Trust that disproportionately and adversely impacts the contract rights of our outstanding Class B shares as compared to other classes of our common shares or (ii) amendment to Section 5.15 or Section 13.2.2 of our Declaration of Trust, but in each case excluding amendments of the type specified in (a) our Declaration of Trust as expressly not requiring any action or approval by our shareholders or (b) Section 2-605 of the MGCL (both of which shall not require approval of any shareholder), must be approved by the board of trustees and the holders of a majority of our outstanding Class B shares, voting separately as a class.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.

Special Dissolution Right

Our Declaration of Trust contains a special provision regarding the dissolution of the Company. If we have not raised $300 million or more in gross proceeds from subscriptions in our private offering (including uncalled commitments pursuant to binding subscription agreements whereby we have the right to draw down an investor’s subscription at one or more closings) on or before August 1, 2027, then, upon the written request of shareholders holding at least a majority of our Class B shares, our board of trustees will commence the liquidation, dissolution and winding up of the Company in an orderly manner as set forth in our Declaration of Trust. In the event we commence a liquidation, all organization and offering expenses and all operating costs and expenses that the Adviser previously advanced on our behalf and that have not been reimbursed by us will become due and payable and will be reimbursed by us to the Adviser in connection with, and prior to the completion of, such liquidation.

Distribution Policy

We intend to declare monthly distributions based on record dates established by our board of trustees and to pay such distributions on a monthly basis commencing with the first full month after the initial closing of our private offering. Our distribution policy will be set by our board of trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions to be paid, if any. In connection with a distribution to our shareholders, our board of trustees approves a monthly distribution for a certain dollar amount per share for each class of our shares. We then calculate each shareholder’s specific distribution amount for the month using applicable record and declaration dates, and a shareholder’s distributions begin to accrue on the date such shareholder is admitted as a shareholder.

Distributions will generally be made on all classes of our common shares at the same time. The per share amount of distributions on Class B shares, Class R shares, Class J-1 shares, Class J-2 shares, Class J-3 shares, Class J-4 shares, Class J-5 shares, Class S shares, Class D shares, Class I shares and Class E shares will likely differ because of adjustment for class-specific items such as ongoing servicing fees, management fees and performance fees. We expect to use the “record share” method of determining the per share amount of distributions on Class B shares, Class R shares, Class J-1 shares, Class J-2 shares, Class J-3 shares, Class J-4 shares, Class J-5 shares, Class S shares, Class D shares, Class I shares and Class E shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific ongoing servicing fees, and as applicable, any class-specific management fees and/or class-specific performance fees, for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific ongoing servicing fees, and as applicable, any class-specific management fees and/or class-specific performance fees attributable to such class, if applicable.

We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we will be required to distribute annually to holders of our common shares at least 90% of our “real estate investment trust taxable income,” which, as defined by the Code and the regulations promulgated thereunder (“Treasury Regulations”), is generally equivalent to net taxable ordinary income (and could be all cash or a combination of cash and shares of beneficial interest satisfying the requirements of applicable law). Shareholders receiving such dividends and any future dividends payable in cash or our common shares will be required to include the full amount of such dividends as ordinary income to the extent of our current and accumulated earnings and profits (except to the extent designated as capital gain dividends), as determined for U.S. federal income tax purposes for the year of such dividends, and may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. With respect to certain non-United States shareholders, we may be required to withhold United States withholding tax with respect to such dividends, including in respect of any portion of such dividends that is payable in shares.

Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares to all of Fortress’ affiliates, partners, members, shareholders, officers, directors and employees (“Fortress Affiliates”). Except where otherwise specifically stated herein, Fortress Affiliates does not include the indirect owner(s) of Fortress, and any person controlling, controlled by or under common control with such indirect owner(s) that is not also controlled by Fortress), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in Class E shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from borrowings, offering proceeds (including from sales of our common shares to Fortress Affiliates), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets will result in us having less funds available to make investments and/or acquire assets. As a result, the return a shareholder may realize on his, her or its investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute a shareholder’s interest in us on a percentage basis and may impact the value of a shareholder’s investment especially if we sell these securities at prices less than the price the shareholder paid for his, her or its shares.

Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay an Upfront Sales Load when purchasing shares pursuant to the distribution reinvestment plan. The ongoing servicing fees with respect to our Class R shares, Class J-1 shares, Class J-2 shares, Class J-4 shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, any class-specific management fees and/or class-specific performance fees may also reduce the NAV, or alternatively, the distributions payable with respect to shares of a class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our private offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders; provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Indemnification of Trustees and Officers

Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law, we shall indemnify each present and former trustee and officer (including persons who serve at our request as directors, officers or trustees of another organization in which we have any interest as a shareholder, creditor or otherwise) and the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and affiliates (each a “Covered Person”) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except, in the case of a Covered Person that is the Adviser or any its officers, managers, partners, agents, employees, controlling persons, members or affiliates, in each case, in his, her or its capacity as such, with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding to have engaged in disabling conduct, as defined in the Declaration of Trust. In addition, the Company shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay from time to time, in advance of final disposition of any action, suit or proceeding, expenses incurred by a Covered Person; provided that, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay amounts so paid by the Company if it is ultimately determined that the indemnification of such expenses is not authorized under the Declaration of Trust. The Company is not required to indemnify or advance funds to any Covered Person entitled to indemnification under the Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such Covered Person (and not by way of defense) unless approved or authorized by the board of trustees or incurred to establish such Covered Person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company.

We may, with the approval of our board of trustees, provide or obligate ourselves to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of us as a Covered Person or any employee or agent of us or any predecessor of us. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations.

We have entered into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also maintain a directors and officers insurance policy.